Exhibit 10.5

JPMorgan Chase Bank, N. A.

September 28, 2005

Matrix Service Company

Attn: George L. Austin, Vice President

10701 East Ute Street

Tulsa, OK 74116

All Other Loan Parties Under the Credit

Agreement Described Below

Re:	Credit Agreement dated as of March 7, 2003 among Matrix Service Company, as “Borrower,” the Lenders described therein, and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, N.A. (Main Office, Chicago)), as a Lender, LC Issuer, and as Agent for the Lenders, and others, as amended (as amended, the “Credit Agreement”)

Gentlemen:

This is in regard to the above-referenced Credit Agreement. Capitalized terms not defined in this waiver letter and amendment have the same meanings as in the Credit Agreement.

Borrower has asked for a waiver of certain provisions of the Credit Agreement and certain other Loan Documents as follows (such waivers collectively the “Sale Waivers”):

(i) a partial waiver of Section 2.7.2(x) of the Credit Agreement to allow the sale of the Sale Property as described in the Credit Agreement (the “First Subject Sale”), with these terms that vary from the Credit Agreement:

(a) the “Price” shall be $3,500,000, along with an additional series of deferred payments of up to an aggregate of $200,000 as provided in the purchase agreement applicable to the First Subject Sale,

(b) the “Release Price” shall be “$3,000,000 plus the pledge and assignment of all Seller’s rights to receive the remaining $700,000 of the Price and all related rights in form acceptable to Agent, and with documents evidencing such obligation also in form acceptable to Agent”, and

(c) the “Payment and Certain Other Terms” shall be “Net Cash Sale Proceeds (less $700,000) paid at closing, plus an additional $500,000 paid in cash over a term of sixty-three (63) months, plus the remaining $200,000 paid over a term of five (5) years if certain conditions are met as described in the purchase agreement related to the First Subject Sale. Buyer’s obligation to pay the additional $500,000 shall be evidenced by a promissory note in favor of Matrix Service, Inc., an Oklahoma corporation (the “Purchase Note”), and in regard to the Purchase Note (i) all rights of the Loan Parties, or any of them, in, to and arising under the Purchase Note are and shall be subject to the existing liens, pledges and security interests in favor of Agent as set forth in the Security Agreements, (ii) Borrower and the Loan Parties hereby grant to Agent, consistent with the terms of the Security Agreements, a first priority lien and security interest in, and pledge of, the Purchase Note, and (iii) Borrower shall deliver (or cause to be delivered) the Purchase Note to Agent immediately after closing, along with an allonge to the Purchase Note assigning the Purchase Note to Agent;” and

(d) the “Application of Net Cash Sale Proceeds after Receipt by Agent” shall be “Of Net Cash Sale Proceeds received at closing, all shall be paid to Agent immediately, and $1,550,000 shall be applied to the principal balance of the Term Loan in the inverse order of maturity thereof, and the other Net Cash Sale Proceeds shall be applied to the principal balance of the Revolving Loan (but not Revolving B Loan) (with no corresponding decrease in the Revolving Loan Commitment). All payments received by Borrower or any Loan Party attributable to the $500,000 and $200,000 obligations (including without limitation all payments of interest thereon) shall be paid immediately to Agent and applied to the principal balance of the Revolving Loan (with no corresponding decrease in the Revolving Loan Commitment). Notwithstanding the foregoing, if as of the date of receipt of any such proceeds an Unmatured Default or Default has occurred and is continuing, all proceeds shall be applied as specified by the Required Lenders;”

(ii) a partial waiver of Sections 6.4 and 6.13 of the Credit Agreement to allow the sale outside the ordinary course of business by Borrower or one or more of its Subsidiaries (such Person who is the selling party is hereinafter referred to as the “Seller”) of the property described on the attached Exhibit “A” (the “New Sale Property”) (which property Borrower has determined to be surplus, not necessary for Borrower’s business plans or otherwise in the Borrower’s best interests to sell), according to the terms set forth on Exhibit “A” (the “New Subject Sale,” collectively with the First Subject Sale the “Subject Sales” and each a “Subject Sale”),

(iii) a partial waiver of the provisions of Section 2.1.5 of the Credit Agreement so that the $10,000,000.00 amount set forth in Section 2.1.5(i) shall be reduced by the amount of proceeds received from any Subject Sale only to the extent that, on the date of Borrower’s receipt of the first proceeds from such Subject Sale, there exists any outstanding principal balance of Revolver B, and

(iv) a partial waiver of Section 4.1.5 of the Security Agreement and Exhibit B, paragraph 8 of the applicable Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement if any (the “Mortgage”) by the Seller in favor of the Agent, to the extent any of the Subject Sales may be restricted, limited or prohibited by the Security Agreement or the Mortgage.

The Lenders shall have agreed to grant the Sale Waivers upon the satisfaction of the following:

(a) execution and delivery of this waiver letter and amendment by the Loan Parties, the Agent and all Lenders; and

Member FDIC

(b) payment by Borrower of all currently invoiced legal fees of Agent and Lenders and all currently invoiced fees of Capstone Corporate Recovery, LLC.

Notwithstanding the foregoing, the Sale Waivers shall be applicable only to any Subject Sale that meets the following requirements (collectively the “Subject Sale Requirements”):

(i) except as specifically set forth otherwise in the Credit Agreement or in this waiver letter and amendment (in regard to the First Subject Sale) or on Exhibit “A” (in regard to the New Subject Sale), such Subject Sale shall be for cash paid to the Seller in full on or before closing and before transfer of possession or delivery of the applicable Sale Property to the purchaser;

(ii) the sale price for each item of Sale Property shall be no less than the amount set forth in the Credit Agreement (as to the First Subject Sale) or on Exhibit “A” (as to the New Subject Sale) unless otherwise agreed by the Required Lenders;

(iii) all other terms of such Subject Sale shall be in accordance with the Credit Agreement (as to the First Subject Sale) and Exhibit “A” (as to the New Subject Sale);

(iv) all Net Cash Sale Proceeds of such Subject Sale shall be paid to Agent immediately upon receipt by the applicable Loan Party for application to the Obligations as provided above (as to the First Subject Sale) and as provided in Exhibit “A” (as to the New Subject Sale);

(v) all requirements relating to the First Subject Sale set forth in the Credit Agreement or the New Subject Sale set forth on Exhibit “A”, as applicable, are met;

(vi) the definitive agreements for such Subject Sale shall be acceptable to Agent and Agent’s counsel;

(vii) such Subject Sale must be closed and all Net Cash Sale Proceeds paid to Agent on or before November 30, 2005; and

(viii) there does not exist at the time of closing such Subject Sale any Unmatured Default or Default.

Borrower also hereby agrees with the Lenders as follows:

(a) within two (2) Business Days of closing of each Subject Sale, Borrower shall deliver to Agent a completed Borrowing Base Certificate prepared as of the time immediately after such closing, certified by the chief financial officer of the Borrower;

(b) from and after such closing and until the delivery of the Borrowing Base Certificate described in (a) above, notwithstanding anything to the contrary in Exhibit “A”, the Borrowing Base shall be immediately reduced by the amount of proceeds required to be paid to Agent for application to the Revolving Loans, and after the delivery of such Borrowing Base Certificate the Borrowing Base shall be calculated as provided in the Credit Agreement; and

(c) all rights, interests and claims of the Loan Parties, or any of them, under or related to any of the Subject Sales, including but not limited to the right to receive any payments under or arising from any of the Subject Sales, are and shall be part of and included in the Collateral, and to the extent necessary all Loan Documents are hereby amended to reflect the preceding provisions of this subparagraph (c).

Member FDIC

The term “Net Cash Sale Proceeds” in regard to any Subject Sale shall mean the amount of cash received by the Seller and all other Loan Parties on account of or arising from the closing of such Subject Sale minus the sum of the Seller’s reasonable and necessary expenses incurred in connection with the negotiation and consummation of such Subject Sale.

To the extent a Sale Waiver is applicable to any particular Sale Property, Agent shall, and is authorized by all Lenders to, release all mortgages, liens and security interests encumbering such Sale Property upon receipt by Agent of (i) Net Sale Proceeds from the applicable Subject Sale in an amount greater than or equal to (or constituting) the Release Price reflected in the Credit Agreement (as to the First Subject Sale) and on Exhibit “A” (as to the New Subject Sale) or such other amount as may be authorized by the Required Lenders and (ii) a written report itemizing all deductions from the gross sales price used to arrive at the amount of Net Cash Proceeds.

The waivers described above are limited to Subject Sales that meet the Subject Sale Requirements and shall not waive any provisions of the Credit Agreement or any of the other Loan Documents as they may relate to any other facts and circumstances. The Subject Sales described in this waiver letter and amendment are mutually exclusive of those Subject Sales (the “Other Subject Sales”) described in that certain waiver letter and amendment dated on or about July 20, 2005 (the “Other Waiver Letter”), and none of the Other Subject Sales shall be affected or addressed by the terms of this waiver letter and amendment, nor shall any of the Subject Sales described herein be affected or addressed by the Other Waiver Letter.

This waiver letter and amendment shall constitute a supplement and amendment to the Credit Agreement. From and after the date hereof, references in the Credit Agreement to “this Agreement” and like terms shall be deemed to be references to the Credit Agreement as supplemented by this waiver, and as otherwise amended, supplemented, restated or otherwise modified from time to time in accordance with the Loan Documents. References in the other Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as supplemented by this waiver letter and amendment and as further amended, supplemented, restated or otherwise modified from time to time. This waiver letter and amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement. The Credit Agreement as supplemented by this waiver letter and amendment is ratified and confirmed in all respects, and all other Loan Documents are hereby ratified and confirmed in all respects.

Except as expressly provided hereby, all of the representations, warranties, terms, covenants and conditions of the Credit Agreement and the other Loan Documents shall remain unamended and unwaived and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms, including express limitations therein relating to the date on which such representations and warranties were made. The waiver and agreements set forth herein shall be limited precisely as provided for herein, and shall not be deemed to be a waiver of, amendment to, consent to or modification of any other term or provision of the Credit Agreement or of any event, condition, or transaction on the part of the Borrower or any other Person which would require the consent of the Agent or any of the Lenders.

Member FDIC

The Borrower and each Loan Party, for itself and on behalf of all its predecessors, successors, assigns, agents, employees, representatives, officers, directors, general partners, limited partners, joint shareholders, beneficiaries, trustees, administrators, subsidiaries, affiliates, employees, servants and attorneys (collectively the “Releasing Parties”), hereby releases and forever discharges Agent and each Lender and their respective successors, assigns, partners, directors, officers, agents, attorneys, and employees from any and all claims, demands, cross-actions, controversies, causes of action, damages, rights, liabilities and obligations, at law or in equity whatsoever, known or unknown, whether past, present or future, now held, owned or possessed by the Releasing Parties, or any of them, or which the Releasing Parties or any of them may, as a result of any actions or inactions occurring on or prior to the date hereof, hereafter hold or claim to hold under common law or statutory right, arising, directly or indirectly out of any Loan or any of the Loan Documents or any of the documents, instruments or any other transactions relating thereto or the transactions contemplated thereby. Borrower and each Loan Party understands and agrees that this is a full, final and complete release and agrees that this release may be pleaded as an absolute and final bar to any or all suit or suits pending or which may hereafter be filed or prosecuted by any of the Releasing Parties, or anyone claiming by, through or under any of the Releasing Parties, in respect of any of the matters released hereby, and that no recovery on account of the matters described herein may hereafter be had from anyone whomsoever, and that the consideration given for this release is no admission of liability.

Please indicate your approval of the terms and provisions hereof by executing this letter in the space provided below.

This waiver letter and amendment may be executed in any number of counterparts, all of which together shall constitute a single instrument, and it shall not be necessary that any counterpart be signed by all the parties hereto. A facsimile copy of this waiver letter and amendment and signatures thereon shall be considered for all purposes as originals.

Yours very truly,

J. P. MORGAN CHASE BANK, N.A., as Agent

By:
Dianne Wooley, Vice President

Member FDIC

ACCEPTED AND AGREED TO:

Borrower:

MATRIX SERVICE COMPANY

By:
George L. Austin, Vice President

Loan Parties:

MATRIX SERVICE INC., an Oklahoma

corporation; MATRIX SERVICE INDUSTRIAL

CONTRACTORS, INC. (formerly known

as MATRIX SERVICE MID-CONTINENT,

INC.), an Oklahoma corporation; MATRIX

SERVICE, INC. CANADA, an Ontario, Canada

corporation; HAKE GROUP, INC., a Delaware

corporation; BOGAN, INC. (including

Fiberspec, a division), a Pennsylvania

corporation; MATRIX SERVICE

SPECIALIZED TRANSPORT, INC.

(formerly known as FRANK W. HAKE,

INC.), a Pennsylvania corporation; HOVER

SYSTEMS, INC., a Pennsylvania corporation;

I & S, INC., a Pennsylvania corporation;

MCBISH MANAGEMENT, INC.,

a Pennsylvania corporation; MECHANICAL

CONSTRUCTION, INC., a Delaware

corporation; MID-ATLANTIC

CONSTRUCTORS, INC., a Pennsylvania

corporation; TALBOT REALTY, INC.,

a Pennsylvania corporation; BISH

INVESTMENTS, INC., a Delaware

corporation; I & S JOINT VENTURE, L.L.C.,

a Pennsylvania limited liability company

By:
George L. Austin, Vice President

Member FDIC

Lenders:

J. P. MORGAN CHASE BANK, N.A.

By:
Dianne Wooley, Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By:
Patrick McGovern, Senior Vice President

UMB BANK, N.A.

By:
Michael P. Nash, Senior Vice President

WELLS FARGO BANK, NA
(formerly known as Wells Fargo Bank Texas, NA)

By:
Roger Fruendt, Senior Vice President

INTERNATIONAL BANK OF COMMERCE,
successor in interest to
LOCAL OKLAHOMA BANK, an Oklahoma Banking Corporation formerly known as LOCAL OKLAHOMA BANK, NA,

By:
David Moore, Senior Vice President

Member FDIC

Exhibit “A”

Common Name	Description of Any Real Property Included (As Applicable)	Personal Property Included	Price	Release Price	Payment and Certain Other Terms	Application of Net Sale Proceeds after Receipt by Agent
Holmes Facility	Street Address: 0 Price Street a/k/a 101 Talbot Ave,Ridley Township, Delaware County, Pennsylania.	That property described on the attached Schedule A-1	$750,000	$720,000	All Net Cash Proceeds paid at closing	Applied to principal balance of Term Loan in inverse order of maturity thereof

SCHEDULE A-1

Description of Personal Property